Exhibit 10.23

West Coast Opportunity Fund, LLC

c/o West Coast Asset Management, Inc.
2151 Alessandro Drive, Suite 100
Ventura, CA 93001

March  28, 2008

American Defense Systems, Inc.

230 Duffy Avenue, Unit C

Hicksville, NY 11801

Attention: Gary Sidorsky, CFO

Reference is made to the Securities Purchase Agreement, dated as of March 7, 2008, by and among American Defense Systems, Inc., a Delaware corporation (the “Company”) and the investors listed on the Schedule of Buyers attached thereto (the “Buyers”) (the “Securities Purchase Agreement”).  Any capitalized term used herein and not defined shall have the meaning assigned to it in the Securities Purchase Agreement.

The Company and West Coast Opportunity Fund, LLC, a Buyer, (“West Coast”) hereby agree that the obligations in the Securities Purchase Agreement for West Coast to fund $4,025,000 of its Initial Purchase Price on March 31, 2008 and for the Company to deliver to West Coast 4,025 Preferred Shares and Warrants to acquire up to 1,006,294 Warrant Shares on March 31, 2008, shall each be waived until April 4, 2008, on which date West Coast and the Company shall consummate such obligations to fund and issue securities.

This letter agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the law of any jurisdiction other than the State of New York.

Very truly yours,

WEST COAST OPPORTUNITY FUND, LLC

By:
Name:
Title:

Agreed to and Accepted by:

AMERICAN DEFENSE SYSTEMS, INC.

By:
Name:
Title: